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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.       )

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☐ Soliciting Material Pursuant to §240.14a-12
IMAGISTICS INTERNATIONAL INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 31, 2005

Dear Fellow Stockholder:

We will hold our 2005 annual meeting of stockholders at 9:00 a.m. on Tuesday, May 10, 2005 at the Trumbull Marriott Hotel, 180 Hawley Lane, Trumbull, Connecticut.

The Notice of Annual Meeting, Proxy Statement and proxy card accompanying this letter describe in detail the matters to be acted upon at the meeting.

It is important that your shares be represented at the meeting. Whether or not you plan to attend, please sign, date and return your proxy card in the enclosed envelope as soon as possible. Stockholders of record also have the option of voting by telephone or internet, as described on the proxy card.

We look forward to seeing you at the meeting.

Sincerely yours,

Marc C. Breslawsky
Chairman and Chief Executive Officer

IMAGISTICS INTERNATIONAL INC.

NOTICE OF ANNUAL MEETING

The annual meeting of stockholders of Imagistics International Inc. will be held on May 10, 2005, at 9:00 a.m. at the Trumbull Marriott Hotel, 180 Hawley Lane, Trumbull, Connecticut.

The items of business at the annual meeting are:

  1.
  Election of two directors.

  2.
  Appointment of independent accountants for 2005.

  3.
  Such other matters as may properly come before the meeting, including any continuation of the meeting caused by any adjournment, or any postponement of the meeting.

March 14, 2005 is the record date for the meeting.

This Proxy Statement and accompanying proxy card are being distributed on or about April 1, 2005.

Mark S. Flynn
Secretary

IMAGISTICS INTERNATIONAL INC.
100 Oakview Drive
Trumbull, CT 06611
PROXY STATEMENT

The Annual Meeting and Voting

Our Board of Directors is soliciting proxies to be used at the annual meeting of stockholders to be held on May 10, 2005, or at any adjournment of the meeting. This proxy statement contains information about the items being voted on at the annual meeting.

Who is entitled to vote?

Record stockholders of Imagistics common stock at the close of business on March 14, 2005 (the record date) can vote at the meeting. As of the record date, 16,269,134 shares of Imagistics common stock were issued and outstanding. Each stockholder has one vote for each share of common stock owned as of the record date. A list of all stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose germane to the meeting at the company's office at 100 Oakview Drive, Trumbull, Connecticut, for the ten-day period immediately preceding the meeting.

How do I vote?

You may choose one of three methods. You may vote on-line via the internet. If you have access to the internet, we encourage you to vote at the following Web address: www.eproxyvote.com/igi. You may instead vote by telephone (1-877-779-8683) or by completing and mailing the enclosed proxy card.

May I change my vote?

You may revoke your proxy at any time before it is voted at the meeting in several ways. You may send in a revised proxy dated later than the first; or you may vote in person at the meeting; or you may notify our Secretary in writing prior to the meeting that you have revoked your proxy.

What constitutes a quorum?

The holders of a majority in voting power of the outstanding shares entitled to vote at the meeting, present in person or represented by proxy, constitute a quorum. If you vote by computer, telephone or proxy card, you will be considered part of the quorum. Abstentions and votes withheld from director nominees are included in the count to determine a quorum. If a quorum is present, director candidates receiving the affirmative vote of holders of a majority of the total voting power of all outstanding voting stock which is present in person or represented by proxy will be elected. Proposal 2 will be approved if a quorum is present and the vote of holders of a majority of the total voting power of all outstanding voting stock which is present in person or represented by proxy is cast in favor of the proposal.

What is the effect of broker non-votes?

Under New York Stock Exchange rules, if your broker holds your shares in its "street" name, the broker may under certain circumstances vote your shares on the agenda items even if it does not receive instructions from you. If your broker does not vote on one or more agenda items, the broker non-votes would have the effect of a vote cast against these items.

How do employees with shares in the 401(k) plan vote by proxy?

If you are a stockholder of record and participate in the company's employee 401(k) plan, you will receive a proxy card with instructions on the different ways available to you to vote your shares. Shares held in the company's 401(k) plan are voted by the plan trustee in accordance with voting instructions received from plan participants using the enclosed proxy card. The plan authorizes our employee benefits committee to direct the trustee to vote shares for which no instructions are received.

Who will count the votes?

EquiServe Trust Company, N.A. will tabulate the votes and act as inspector of election.

Stockholder proposals for 2006 annual meeting

If a stockholder wants to submit a proposal for inclusion in the company's proxy material for the 2006 annual meeting, it must be received by our Secretary by November 30, 2005. Also, under our Bylaws, a stockholder can present other business at the 2006 annual meeting, including the nomination of candidates for director, only if written notice of the business or candidates is received by our Secretary between February 9, 2006 and March 11, 2006. There are other procedural requirements in the Bylaws pertaining to stockholder proposals and director nominations. Any stockholder may obtain a copy of the Bylaws without charge by writing to our Secretary.

Which stockholders own at least 5% of Imagistics?

The only persons or groups known to the company to be beneficial owners of more than five percent of the company's common stock are reflected in the chart below. The following information is based solely upon Schedules 13G respectively filed with the Securities and Exchange Commission by the entities shown as of the respective dates appearing below.

Name and Address of Beneficial Owners	Amount and Nature of Beneficial Ownership		Percent of Class
Barclays Global Investors, NA	1,978,720(a	)	12.1%
45 Fremont Street San Francisco, CA 94105
Snyder Capital Management, L.P.	1,254,800(b	)	7.7%
350 California Street San Francisco, CA 94104
Blavin & Company, Inc.	889,900(c	)	5.5%
7025 North Scottsdale Road Suite 230 Scottsdale, AZ 85253
Daruma Asset Management, Inc.	853,000(d	)	5.2%
80 West 40th Street 9th Floor New York, NY 10018
Witmer Asset Management, LLC	844,850(e	)	5.2%
Charles H. Witmer Meryl B. Witmer 237 Park Avenue Suite 800 New York, NY 10017

(a)
Based upon information provided in a Schedule 13G filed by Barclays Global Investors, NA and its affiliates on February 14, 2005. Barclays Global Investors, NA has sole voting power over 1,374,834 of the indicated shares and sole dispositive power over 1,560,411 of the indicated shares and Barclays Global Fund Advisors has sole voting power over 416,576 of the indicated shares and sole dispositive power over 418,309 of the indicated shares. The reporting parties hold the shares in trust accounts for the economic benefit of the beneficiaries of these trust accounts.

(b)
Based upon information provided in a Schedule 13G filed by Snyder Capital Management, L.P. and its affiliate Snyder Capital Management, Inc. on February 10, 2005. Snyder Capital Management, L.P. and Snyder Capital Management, Inc. each have shared voting power over 1,123,200 of the indicated shares and shared dispositive power over all of the indicated shares.

(c)
Based upon information provided in a Schedule 13G filed by Blavin & Company, Inc. and its affiliates on February 11, 2005. Blavin & Company, Inc. and its principals Paul W. Blavin and Michael Spalter each have sole voting and dispositive power with respect to the indicated shares. Blavin & Company, Inc. is a registered investment advisor that holds the indicated shares for the account of institutional clients for which it acts as investment advisor.

(d)
Based upon information provided in a Schedule 13G filed by Daruma Asset Management, Inc. and its affiliate on February 14, 2005. Daruma Asset Management, Inc. and its principal Mariko O. Gordon each have sole voting power over 369,900 of the indicated shares and sole dispositive power with respect to all of the indicated shares. Daruma Asset Management, Inc. is a registered investment advisor that holds the indicated shares for the account of its investment advisory clients.

(e)
Based upon information provided in a Schedule 13G filed on February 3, 2005. Witmer Asset Management, Inc. has shared voting and dispositive power over 818,850 of the indicated shares. Charles H. Witmer and Meryl B. Witmer each have shared voting and dispositive power over 828,850 of the indicated shares. Charles H. Witmer and Meryl B. Witmer also have sole voting and dispositive power over 12,000 and 4,000 of the indicated shares, respectively.

How much stock is owned by directors and executive officers?

The following table shows beneficial ownership of Imagistics common stock by directors and executive officers as of March 14, 2005. The five named executive officers are the Chief Executive Officer and the four other officers who were the highest paid in 2004.

Name of Beneficial Owner	Shares Deemed to be Beneficially Owned (a)(b)		Options Exercisable Within 60 Days (c)	Percent of Class
Marc C. Breslawsky	179,164		493,239	4.0%
Thelma R. Albright	8,000		—	*
T. Kevin Dunnigan	8,000		—	*
Ira D. Hall	7,530		—	*
Craig R. Smith	8,000		—	*
James A. Thomas	8,000		—	*
Ronald L. Turner	4,000		—	*
Joseph D. Skrzypczak	47,129		123,000	1.0%
Chris C. Dewart	4,926		26,953	*
Mark S. Flynn	4,926		25,000	*
Nathaniel M. Gifford	5,652		28,049	*
All executive officers and directors as a group (17)	315,737(d	)	786,694	6.5%
*
Less than one percent of the class

(a)
The holdings shown for Ms. Albright and Messrs. Dunnigan, Hall, Smith and Thomas include 4,000 shares of restricted common stock. The holdings shown for Mr. Turner include 3,333 shares of restricted common stock. The holdings shown for Messrs. Breslawsky, Skrzypczak, Dewart, Flynn, and Gifford include 30,000, 9,000, 1,000, 1,000 and 1,000 shares of restricted common stock, respectively.

(b)
Includes shares that are held indirectly through the Imagistics 401(k) Plan and the Pitney Bowes 401(k) Plus Plan.

(c)
The director or executive officer has the right to acquire beneficial ownership of this number of shares within 60 days of the record date for the annual meeting (March 14, 2005) by exercising outstanding stock options.

(d)
Includes 73,333 shares of restricted common stock.

Section 16(a) Beneficial Ownership Reporting Compliance

Directors and persons who are considered "officers" of the company for purposes of Section 16(a) of the Securities Exchange Act of 1934 and greater than ten percent stockholders (referred to as reporting persons) are required to file reports with the Securities and Exchange Commission showing their holdings of and transactions in the company's securities. It is generally the practice of the company to file the forms on behalf of its reporting persons who are directors or officers. The company believes that all such forms have been timely filed for 2004, with the exception of a Form 3 for Robert Butler, which was not filed on a timely basis due to the late delivery of Mr. Butler's EDGAR ID number by the SEC.

Stock Performance Graph

The following graph shows the cumulative total stockholder return on Imagistics common stock since the beginning of "regular way" trading in Imagistics common stock on December 3, 2001 upon the spin-off of the company from Pitney Bowes Inc., compared with the returns of the Standard & Poor's (S&P) SmallCap 600 Index, and a peer group consisting of Canon Inc. (ADR), Danka Business Systems PLC (ADR), Global Imaging Systems, Inc., Hewlett Packard Company, Ikon Office Solutions, Inc., Lexmark International, Inc., Pitney Bowes Inc. and Xerox Corporation.

	12/3/2001	12/31/2001	12/31/2002	12/31/2003	12/31/2004
IMAGISTICS	$100	$98.80	$160.00	$300.00	$269.28
S&P SMALLCAP 600 INDEX	$100	$106.77	$91.15	$126.50	$155.15
PEER GROUP	$100	$100.41	$93.68	$126.46	$131.97

The comparison assumes the investment of $100 on December 3, 2001 in Imagistics common stock, the S&P SmallCap 600 Index and the Peer Group common stock, and reinvestment of dividends. The returns of each company have been weighted annually for their respective stock market capitalizations in computing the S&P SmallCap 600 and Peer Group indices.

Proposal 1:

Election of Directors

The board of directors has seven members. The board is divided into three classes whose terms of office end in successive years.

Mr. Breslawsky and Mr. Smith were elected at the 2002 annual meeting to terms expiring in 2005. Ms. Albright and Mr. Hall were elected at the 2003 annual meeting to terms expiring in 2006. Mr. Dunnigan, Mr. Thomas and Mr. Turner were elected at the 2004 annual meeting to terms expiring in 2007.

The Governance Committee recommended to the board of directors, and the board approved, the nomination of Mr. Breslawsky and Mr. Smith for election at this meeting to three-year terms expiring at the 2008 annual meeting.

Information about each nominee for director and each incumbent director, including the nominee's or incumbent's age, is set forth below. Unless otherwise indicated, each nominee or incumbent has held his or her present position for at least five years. Should you choose not to vote for a nominee, you may list on the proxy the name of the nominee for whom you choose not to vote and mark your proxy under Proposal No. 1 for all other nominees, or vote your shares by telephone or computer as described on the proxy voting instruction card. Should any nominee become unable to accept nomination or election as a director (which is not now anticipated), the persons named in the enclosed proxy will vote for a substitute nominee as may be selected by the board of directors, unless the size of the board is reduced.

NOMINEES FOR ELECTION TO TERMS EXPIRING AT
THE 2008 ANNUAL MEETING

Name	Age	Year First Became Director	Principal Occupation During the Past Five Years
Marc C. Breslawsky	62	2001

			Chairman and Chief Executive Officer of Imagistics since February 2001. In connection with the spin-off, Mr. Breslawsky was elected to our board of directors as Chairman. From 1996 to 2001, he was President and Chief Operating Officer of Pitney Bowes. From 1994 to 1996, Mr. Breslawsky was Vice Chairman of Pitney Bowes. Mr. Breslawsky is a director of C. R. Bard, Inc., The Brink's Company, and UIL Holdings Corporation.

Craig R. Smith	53	2002

President and Chief Operating Officer of Owens & Minor, Inc. Mr. Smith joined Owens & Minor in 1989 and served as Executive Vice President and Chief Operating Officer from 1995 until his promotion to President and Chief Operating Officer in 1999.

INCUMBENT DIRECTORS WHOSE TERMS EXPIRE AT
THE 2006 ANNUAL MEETING

Name	Age	Year First Became Director	Principal Occupation During the Past Five Years
Thelma R. Albright	58	2001

			President of the Carter Products Division of Carter-Wallace, Inc. from 1995 until her retirement in 2001. Formerly Executive Vice President of Marketing for the Carter Products Division of Carter-Wallace, Inc. from 1992-93. Mrs. Albright has held a variety of marketing and management positions for companies such as The Procter & Gamble Company, Cheesebrough-Pond's, Inc., Richardson-Merrell, Inc., Marketing Corporation of America and Revlon, Inc. Mrs. Albright is a director of Church & Dwight Co., Inc. and UIL Holdings Corporation.

Ira D. Hall.	60	2001

President and Chief Executive Officer of Utendahl Capital Management, L.P. from 2002 until his retirement in December 2004. Mr. Hall was previously Treasurer of Texaco Inc. and head of Texaco Inc.'s Finance Department from 1999 until his retirement from Texaco in 2001. Previously, Mr. Hall was General Manager of Alliance Management of Texaco Inc. Prior to joining Texaco Inc. in 1998, Mr. Hall held positions with IBM Corporation and was a Senior Vice President of the investment banking firm of L.F. Rothschild, Unterberg, Towbin, Inc. Mr. Hall is a director of Reynolds & Reynolds Company, Praxair, Inc., Pepsi Bottling Group Inc. and Publishers Clearing House.

INCUMBENT DIRECTORS WHOSE TERMS EXPIRE AT
THE 2007 ANNUAL MEETING

Name	Age	Year First Became Director	Principal Occupation During the Past Five Years
T. Kevin Dunnigan.	67	2001

			Chairman of the board of directors and, until his retirement in January 2004, Chief Executive Officer of Thomas & Betts Corporation. Mr. Dunnigan began his career with Thomas & Betts in 1962 and became President and Chief Operating Officer of the parent company in 1980. He was named Chief Executive Officer in 1985. In 1992, Mr. Dunnigan was elected Chairman of the board of directors of Thomas & Betts. In 1997, he retired from active management. Mr. Dunnigan returned to active management in 2000 and was also President until January 1, 2003. Mr. Dunnigan is also a director of C.R. Bard, Inc. and the John Deere Company.

James A. Thomas	66	2001

			Associate Dean of Yale Law School from 1970 until his retirement in 2004. Mr. Thomas also held the position of Master of Saybrook College, Yale University from 1990 to 1996. Prior to his employment at Yale, Mr. Thomas served as Assistant Counsel for the Subcommittee on Administrative Practice & Procedures, U.S. Senate Judiciary Committee, as a Liaison Officer for the Equal Employment Opportunity Commission and an attorney with the U.S. Department of Justice. Mr. Thomas is also the Chairman of the board of trustees of Peoples Bank Holding Company and a director of Peoples Bank and UIL Holdings Corporation.
Ronald L. Turner.	58	2003

			Chairman, President and Chief Executive Officer of Ceridian Corporation, an information services company, since 2000. Mr. Turner has been employed by Ceridian Corporation since 1993 in various positions, including President and Chief Operating Officer from 1998 to 2000. Previously, Mr. Turner was President and Chief Executive Officer of GEC-Marconi Electronic Systems Corporation and an executive with Martin Marietta Corporation. Mr. Turner also serves on the Board of Directors of FLIR Systems, Inc. and The Brink's Company.

The board of directors recommends that stockholders vote FOR the nominees described in proposal 1.

Board Information and Committees

The board met six times in 2004 and acted once by unanimous written consent. Each director attended at least 75 percent of the total number of board meetings and meetings held by the board committees on which he or she served during 2004.

The board has determined that each of our six non-employee directors is independent based upon the criteria provided by NYSE rules and our Corporate Governance Guidelines. A copy of our Corporate Governance Guidelines can be obtained from our investor website at www.igiinvestor.com. In accordance with our Corporate Governance Guidelines, a director is not considered to be not independent solely by reason of an ordinary course business relationship between the company and a company of which the director is an officer or employee or of which an immediate family member of the director is an executive officer, that makes payments to or receives payments from the company for products or services in an amount which does not, in any single fiscal year, exceed the greater of $1 million or 2% of such other company's consolidated gross revenues.

Our outside (non-employee) directors meet in at least two regularly scheduled executive sessions each year to evaluate the performance of the board, the performance of the chief executive officer, and to discuss corporate strategies. The responsibility to preside as the chair at meetings or executive sessions of outside directors is rotated among the Chairs of our board committees.

Members of the board serve on one or more of the three committees described below, except for directors who are also employees of the company, who do not serve on board committees. To alleviate the increased burdens placed on members of the Audit Committee resulting from regulatory compliance required by the New York Stock Exchange, the Sarbanes-Oxley Act of 2002 and Securities Exchange Commission rules, to promote efficiency of board committee deliberations and to permit greater scheduling flexibility for committee meetings, in November 2004 the board of directors approved changes to the composition of our board committees, reducing to three the number of directors comprising each committee, so that members of the Audit Committee no longer serve on other board committees.

The Audit Committee, which met five times in 2004, monitors our financial reporting standards and practices and our internal controls over financial reporting to ensure compliance with the policies and objectives established by the board of directors. The committee directly retains and recommends for stockholder approval an independent registered public accounting firm to conduct the annual audit, and discusses with our independent accountants the scope of their examinations, with particular attention to areas where either the committee or the independent accountants believe special emphasis should be directed. The committee reviews the quarterly and annual financial statements and the annual independent registered public accounting firm's report, invites the accountants' recommendations on internal controls and on other matters, and reviews the evaluation given and corrective action taken by management. It reviews the independence of the accountants and pre-approves audit and permissible non-audit services and fees. It also reviews our internal accounting controls and the scope and results of our internal auditing activities, and submits reports and proposals on these matters to the board. Members of the audit committee are Ira D. Hall (Chair), Craig R. Smith, Ronald L. Turner and, prior to November 2004, James A. Thomas. Each member of the committee is independent under Rule 10A-3 of the Securities and Exchange Commission and NYSE listing standards. The board of directors has determined that Mr. Hall, Chair of the committee, Mr. Smith and Mr. Turner each qualify as an "audit committee financial expert" as that term is defined in Item 401(h) of Regulation S-K of the Securities and Exchange Commission. None of the members of the Audit Committee serves simultaneously on the audit committees of more than three publicly registered companies.

The Executive Compensation and Development Committee, which met twice in 2004 and acted three times by unanimous written consent, oversees our executive compensation program, including establishing our executive compensation policies and annually reviewing all components of compensation to ensure that our objectives are appropriately achieved. The committee is also responsible for certain administrative aspects of our compensation plans and stock plans, and approves or recommends changes in these plans. It also approves performance targets and grants under our incentive plans and our stock plan for our executive officers. The committee also reviews officers' potential for growth, and, with the chief executive officer, will be responsible for succession planning and ensuring management continuity. Members are T. Kevin Dunnigan (Chair), Thelma R. Albright and, beginning in November 2004, James A. Thomas. Ira D. Hall and Ronald L. Turner were members of the committee until November 2004.

The Governance Committee, which met twice in 2004, recommends nominees for election to the board of directors and recommends membership and duties of the board committees. The committee also reviews and evaluates the effectiveness of corporate administration and our governing documents, and reviews and monitors our programs and policies relating to directors, including our Corporate Governance Guidelines. Members are James A. Thomas (Chair), Thelma R. Albright, T. Kevin Dunnigan and, prior to November 2004, Craig R. Smith.

Each committee is governed by a written charter. Copies of each committee charter are available on our investor website at www.igiinvestor.com.

Directors' Compensation

Directors' Fees.    Each director who is not also our employee receives an annual retainer of $24,000 per year plus a fee of $1,000 for each board meeting attended. A meeting fee of $1,000 for each Executive Compensation and Development and Governance Committee meeting, and $2,000 for each Audit Committee meeting is paid for attendance at board committee meetings. Committee chairs also receive an additional $500 or, in the case of the Audit Committee, $1,000, for each committee meeting that they chair. Directors who are our employees receive no additional compensation for serving as a director. All directors are reimbursed for their out-of-pocket expenses incurred in attending board and committee meetings.

Directors' Stock Plan.    Under the Directors' Stock Plan, each of our non-employee directors received an award of 2,000 shares of our restricted stock on the date of their initial election to the board and will receive awards of 2,000 restricted shares on the date of each annual meeting. Each restricted stock award will vest in three equal annual installments commencing on the first anniversary of the award date. The restricted stock carries full voting and dividend rights but may not be assigned or transferred prior to vesting, except by will or the laws of descent and distribution. In April 2004 the Directors' Stock Plan was amended to eliminate the grant of 2,000 shares to new directors upon initial election to the board following that date.

On May 11, 2004, an aggregate of 12,000 restricted shares were awarded, with each of the six non-employee directors then serving receiving 2,000 shares of restricted common stock.

Communications with Directors

In order to provide our security holders and other interested parties with an open line of communication to the board of directors, the board of directors has adopted the following procedures for communications to directors. Imagistics security holders and other interested persons may communicate with the chairs of our Executive Compensation and Development Committee, Audit Committee or Governance Committee or with the non-management directors as a group by sending an email to independentdirectors@imagistics.com. The email should specify which of the foregoing is the intended recipient. Communications may also be sent by mail addressed in care of the Corporate Secretary, Imagistics International Inc., 100 Oakview Drive, Trumbull, CT 06611.

All communications received in accordance with these procedures will be reviewed initially by our

Corporate Secretary. The Corporate Secretary will relay all such communications to the appropriate director or directors unless the Corporate Secretary determines that the communication:

  •
  does not relate to the business or affairs of Imagistics or the functioning or constitution of the board of directors or any of its committees;

  •
  relates to routine or insignificant matters that do not warrant the attention of the board of directors;

  •
  is an advertisement or other commercial solicitation or communication;

  •
  is frivolous or offensive; or

  •
  is otherwise not appropriate for delivery to directors.

Our Corporate Secretary may undertake any appropriate investigation of matters contained in such communications to assist the directors in evaluating and responding to such communications. The director or directors who receive any such communication will have discretion to determine whether the subject matter of the communication should be brought to the attention of the full board of directors or one or more of its committees and whether any response to the person sending the communication is appropriate. Any such response will be made only in accordance with applicable law and regulations relating to the disclosure of information.

Our Corporate Secretary will retain copies of all communications received pursuant to these procedures for a period of at least one year. The Governance Committee of the board of directors will review the effectiveness of these procedures from time to time and, if appropriate, recommend changes.

Each of our directors is expected to attend our annual meeting of stockholders. In addition, the Chairman of the Board presides at the annual meeting of stockholders, and the board of directors holds one of its regular meetings in conjunction with the annual meeting of stockholders. Accordingly, unless one or more members of the board are unable to attend, all members of the board are present for the annual meeting. All seven members of the board at the time of our 2004 annual meeting of stockholders attended that meeting.

Nomination of Directors

In considering candidates to recommend for nomination or re-nomination to the board, the Governance Committee, each member of which is independent within the meaning of applicable NYSE listing standards, considers the background, skills, abilities, character and qualifications exhibited by such candidates, as well as other factors bearing on such candidates' ability to serve effectively, including other board and committee responsibilities. Nominees for the board of directors should contribute to the mix of skills, core competencies and qualifications of the board. At a minimum, candidates must demonstrate a high level of personal integrity, achievement in his or her chosen field, be it business, professional, academic or governmental, commitment to serving the interests of the company and its shareholders with adequate time, due care and attention, and freedom from any significant conflicting interests. A person's sex, race, religion or disability shall not be a criterion for service on the board of directors. However, the benefits associated with diverse backgrounds, perspectives and experiences shall be given due consideration. It is the policy of the company that no director or nominee shall stand for election or re-election to the board after reaching 70 years of age.

The Governance Committee will consider candidates proposed by stockholders, management and other members of the board as well as candidates independently identified by the Governance Committee. Stockholders wishing to propose candidates for consideration for nomination by the Governance Committee should submit such proposal in writing to the Corporate Secretary at Imagistics' offices, 100 Oakview Drive, Trumbull, Connecticut 06611, together with a detailed description of the business experience and other qualifications of the proposed nominee and a signed consent of the proposed nominee to serve if nominated and elected. Stockholder recommendations of candidates for election at the 2006 annual meeting must be submitted for consideration prior to December 16, 2005. All stockholder recommendations will be otherwise reviewed in the same manner as other potential candidates for board membership.

Code of Ethics

Our board of directors has approved a Code of Ethics in accordance with the rules of the Securities and Exchange Commission and the New York Stock Exchange that governs the conduct of each of our employees and directors, including our principal executive officer, principal financial officer, principal accounting officer and controller. Our Code of Ethics is maintained on our investor website at www.igiinvestor.com.

Executive Officer Compensation

The Executive Compensation and Development Committee, which is comprised of three independent directors, oversees the company's executive compensation programs and establishes its executive compensation policies. The committee approves the total compensation opportunities for the Chief Executive Officer and the other executive officers, including the approval of the measures, goals and payout matrices under the company's incentive plans. The committee reports on executive compensation to the full board of directors. (See "Report on Executive Compensation" below.)

Summary Compensation Table.    The following table (Table I) shows all compensation paid or granted, during or with respect to the 2004 fiscal year, and the two previous fiscal years, to the chief executive officer and to the four other highest paid executive officers during 2004 for services rendered to the company and its subsidiaries. (Persons in this group are referred to herein individually as a "named executive officer" and collectively as the "named executive officers," and, unless otherwise noted, the titles listed are the titles held as of the end of the 2004 fiscal year.)

TABLE I
SUMMARY COMPENSATION TABLE

	Annual Compensation				Long-Term Compensation Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Comp.	Restricted Stock Awards ($)			Stock Options/ SARs (#)	Long-term Incentive Plan Payouts ($)		All Other Comp. ($)(a)
Marc C. Breslawsky Chairman and Chief Executive Officer	2004 2003 2002	$860,000 854,167 825,000	$860,000 1,110,080 825,000	(b) (b) (b)	$	— — 2,950,050	(d)	— — 426,000	$1,250,000 — —	(c)	$13,814 13,564 10,837
Joseph D. Skrzypczak President and Chief Operating Officer	2004 2003 2002	462,083 382,667 370,100	306,210 420,810 307,930	(b) (b) (b)		— — 844,850	(d)	— — 123,000	520,000 — —	(c)	10,853 10,578 10,335
Nathaniel M. Gifford Vice President, Product Development and Marketing	2004 2003 2002	261,667 241,666 225,000	138,680 169,110 119,250	(b) (b) (b)		— — 96,950	(d)	— — 25,000	100,000 — —	(c)	10,788 10,483 6,093
Mark S. Flynn Vice President, General Counsel and Secretary	2004 2003 2002	243,333 233,333 225,000	85,170 123,630 99,000	(b) (b) (b)		— — 96,950	(d)	— — 25,000	100,000 — —	(c)	10,761 10,315 9,815
Chris C. Dewart Vice President, Sales	2004 2003 2002	220,417 183,333 175,000	77,150 128,290 77,000	(b) (b) (b)		— — 96,950	(d)	— — 25,000	100,000 — —	(c)	10,493 10,225 10,225

(a)
Amounts shown for 2004 consist of, for Messrs. Breslawsky, Skrzypczak, Gifford, Flynn and Dewart, contributions to the Imagistics 401(k) Plan (a tax qualified plan under Internal Revenue Code section 401(k)) ($10,250 for each named executive officer) and group term life insurance premiums ($3,564, $603, $538, $511 and $243, respectively).

(b)
The amount of perquisites and other personal benefits is less than the lesser of $50,000 or 10% of the total salary and bonus reported.

(c)
The value shown for 2004 is the value of the payout of cash incentive units (CIUs) granted during 2002. The payout was based on the magnitude of achievement against financial performance criteria over a three year period ended December 31, 2004.

(d)
Represents the value of 213,000, 61,000, 7,000, 7,000 and 7,000 shares of restricted Imagistics common stock issued to Messrs. Breslawsky, Skrzypczak, Gifford, Flynn and Dewart, respectively, which vested on January 8, 2005. Dollar values reflect the value of Imagistics common stock on the date of award. At December 31, 2004, Messrs. Breslawsky, Skrzypczak, Gifford, Flynn and Dewart held an aggregate of 213,000, 61,000, 7,000, 7,000 and 7,000 shares, respectively, of restricted Imagistics common stock which had an aggregate value (calculated by multiplying such amounts by $33.66, the closing price of Imagistics common stock on December 31, 2004) of $7,169,580, $2,053,260, $235,620, $235,620 and $235,620, respectively. Dividends, if any, are paid on restricted stock at the same rate as unrestricted Imagistics common stock.

No options were granted by Imagistics in 2004 to the named executive officers.

Shown in Table II below is information regarding the exercise of options in 2004 by the named executive officers and information regarding their total outstanding options as of December 31, 2004.

TABLE II
OPTIONS EXERCISED IN 2004 AND 2004 YEAR-END OPTION VALUES

			Number of Unexercised Options at Fiscal Year-End(#)		Value of Unexercised in- the-Money Options at Fiscal Year-End($) (a)
Name	Shares Acquired on Exercise(#)	Net Value Realized($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Marc C. Breslawsky	5,430	$168,999	350,349	145,554	$7,122,233	$2,904,801
Joseph D. Skrzypczak	—	—	82,000	41,000	1,624,420	812,210
Nathaniel M. Gifford	171	5,556	19,815	8,447	400,616	168,021
Mark S. Flynn	—	—	16,667	8,333	330,173	165,077
Chris C. Dewart	—	—	18,506	8,447	368,339	168,021

(a)
These values are based on $33.66 per share, the market price of a share of common stock as of December 31, 2004, net of exercise prices, which range from $4.7536 to $18.6162 per share. In all cases, the exercise price equaled the fair market value of a share at the date of grant or the options were derived from a Pitney Bowes stock option which had an exercise price equal to the market price of a share at the original date of grant.

        Long-Term Incentive Grants.    Table III, which follows, shows detailed information regarding long-term incentives (other than options) granted under the Key Employee's Incentive Plan in 2004. Long-term incentives are contingent upon the attainment of one or more specified performance objectives. Specified payments, if any, under the terms of these incentives are paid only to the extent that the stated performance objectives are achieved. In 2004, our Executive Compensation and Development Committee, consisting solely of non-employee directors, granted Cash Incentive Units ("CIUs"), as long-term incentives. CIUs represent a defeasible right to receive cash, the receipt and amount of which are contingent upon the extent to which specified performance objectives are attained during the related three-year period.

TABLE III
2004 LONG-TERM INCENTIVE GRANTS

		Performance or Other Period Until Maturation or Payout(a)	Estimated Future Payouts
Name	Number of Cash Incentive Units(a)
			Threshold($)	Target($)	Maximum($)
Marc C. Breslawsky	625,000	December 31, 2006	$312,500	$625,000	$1,250,000
Joseph D. Skrzypczak	384,500	December 31, 2006	192,250	384,500	769,000
Nathaniel M. Gifford	50,000	December 31, 2006	25,000	50,000	100,000
Mark S. Flynn	50,000	December 31, 2006	25,000	50,000	100,000
Chris C. Dewart	50,000	December 31, 2006	25,000	50,000	100,000

(a)
CIUs granted under the Key Employee's Incentive Plan ("KEIP") represent a defeasible right to receive cash payments if certain earnings per share performance criteria are achieved over the three-year period ending December 31, 2006. CIUs that will mature on December 31, 2006 will pay $0/CIU if the threshold performance levels are not met. The CIUs will have a value of $0.50 to $2.00 per unit if the threshold earnings per share performance criteria are met or exceeded, depending on the actual magnitude of achievement.

Executive Contracts and Severance
and Change of Control Arrangements

In January 2002, we entered into a three-year employment agreement with Marc C. Breslawsky pursuant to which Mr. Breslawsky served as our Chief Executive Officer. Mr. Breslawsky's agreement provided for an annual base salary of $825,000, and an annual incentive award target of 70% of his base salary and a maximum opportunity of 130% of base salary based upon the achievement of certain performance targets. During March 2003, his annual base salary was increased by the Board of Directors to $860,000. Mr. Breslawsky's agreement also provided for a target Cash Incentive Unit (CIU) award of $625,000 and a maximum incentive award opportunity of $1,250,000 under the Imagistics Key Employee's Incentive Plan (KEIP) if Imagistics meets certain performance targets for multi-year cycles. Upon expiration of the January 2002 employment agreement, in January 2005 we entered into a new three-year employment agreement with Mr. Breslawsky. The new employment agreement with Mr. Breslawsky provides for an annual base salary of $860,000, subject to increase in the discretion of the board. Mr. Breslawsky is also eligible, as determined by the Imagistics Executive Compensation and Development Committee in its discretion, for annual bonus and CIU awards in accordance with the terms of the Imagistics KEIP.

In January 2002, we entered into a three-year employment agreement with Joseph D. Skrzypczak pursuant to which Mr. Skrzypczak served as our Chief Financial Officer and since May 2004, as our President and Chief Operating Officer. Mr. Skrzypczak's agreement provided for an annual base salary of $371,000 and an incentive award target opportunity of 55% of his annual base salary and a maximum annual incentive award opportunity of 110% of his annual base salary, subject to achievement of certain annual performance targets. During March 2003, his annual base salary was increased by the Executive Compensation and Development Committee of the board of directors to $385,000. During May 2004, in recognition of his promotion to President and Chief Operating Officer, Mr. Skrzypczak's annual base salary was increased by the Executive Compensation and Development

Committee to $500,000 and he was granted an additional incentive award opportunity, subject to the achievement of specified performance targets, with a target opportunity of 16.6% of his new base salary and a maximum opportunity of 26.5% of his new base salary. Mr. Skrzypczak's agreement also provided for a target CIU award opportunity of $260,000 and a maximum CIU award opportunity of $520,000 under the Imagistics KEIP, subject to achievement of certain performance targets for multi-year cycles. In May 2004, in conjunction with his promotion to President and Chief Operating Officer, Mr. Skrzypczak was granted an additional target CIU award opportunity of $124,500 with a maximum opportunity of $249,000, subject to achievement of certain performance targets for the period from the date of the award through 2006. Upon expiration of the January 2002 employment agreement, in January 2005 we entered into a new three-year employment agreement with Mr. Skrzypczak. The new employment agreement with Mr. Skrzypczak provides for an annual base salary of $500,000, subject to increase in the discretion of the board. Mr. Skrzypczak is also eligible, as determined by the Imagistics Executive Compensation and Development Committee in its discretion, for annual bonus and CIU awards in accordance with the terms of the Imagistics KEIP.

In January 2002, we also entered into three-year employment agreements with Nathaniel M. Gifford, Mark S. Flynn, and Chris C. Dewart. These agreements provided for an annual base salary of $225,000, $225,000, and $175,000, respectively, and an incentive award target opportunity of 35% of annual base salary and a maximum annual incentive award opportunity of 70% of annual base salary, subject to individual performance and achievement of certain annual performance targets. During March 2003, the respective annual base salaries for Mr. Gifford, Mr. Flynn and Mr. Dewart were increased by the Executive Compensation and Development Committee to $245,000, $235,000 and $185,000 and in March 2004 the Executive Compensation and Development Committee approved salary increases to $265,000, $245,000 and $205,000 for Mr. Gifford, Mr. Flynn and Mr. Dewart, respectively. These agreements also provide for CIU grants at the discretion of our board of directors under the Imagistics KEIP, subject to achievement of certain performance targets for multi-year cycles. Upon expiration of the January 2002 employment agreements, in January 2005 we entered into new three-year employment agreements with Mr. Gifford, Mr. Flynn and Mr. Dewart. The new employment agreements provide for an annual base salary of $265,000, $245,000 and $250,000, respectively and each executive is eligible, as determined by the Imagistics Compensation Committee in its discretion, for annual bonus and CIU awards in accordance with the terms of the Imagistics KEIP.

Under each of the new employment agreements described above, if the executive's employment terminates as a result of the executive's death, disability or retirement, we will provide the executive or the executive's estate or beneficiaries with (1) a continuation of the base salary for 3 months, (2) a pro-rata annual bonus, (3) full vesting in and the ability to exercise any outstanding stock option for the full remaining term of such option, and (4) the vesting and payment of any outstanding restricted stock awards. If the executive's termination occurs without cause or is by the executive for good reason, and occurs within 2 years following a change of control, we will provide the executive with (1) a lump sum of two times the executive's annualized base salary and maximum annual bonus (2.99 times in the case of Mr. Breslawsky and Mr. Skrzypczak), (2) the immediate vesting of and right to exercise any outstanding stock options for the severance period following the termination date, (3) the vesting and payment of any outstanding restricted stock as of the termination date, and, (4) during the severance period, coverage under our health, welfare, savings, retirement and other fringe benefits that the executive may be entitled to, or, if required in accordance with applicable law, a lump sum of any premiums for these benefits. The agreements also provide for a gross-up in the event any payments are determined to be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code.

Report on Executive Compensation

Introduction

The Executive Compensation and Development Committee (the "Committee") consists of three independent members of the board of directors. The Committee is responsible for reviewing and approving the company's executive compensation policies and programs and for approving all compensation actions for the Chief Executive Officer and other key executives, including each of the named executive officers. Specifically, the Committee approves annual base salary and the annual and long-term incentive award opportunities, including the applicable measures, goals, payout matrices and actual payouts under the Key Employee's Incentive Plan. Awards under the Key Employee's Incentive Plan may also be made to other employees determined by the Committee to be key employees. The Committee also awards restricted stock and stock option grants.

Imagistics Compensation Policy and Objectives

The objective of the Imagistics executive compensation program is to provide total compensation opportunities that are competitive with the opportunities provided by leading companies with which we compete for executive talent. To this end, the Committee ensures that the executive compensation program is designed to:

  •
  align executive total compensation opportunities with stockholder interests;

  •
  attract, retain and motivate the high-quality executive talent needed to ensure the company's success;

  •
  divide total compensation between annual and long-term components with a significant long-term performance related component; and

  •
  place a significant portion of compensation at risk subject to performance against objectives.

To support these objectives, the Committee will recognize:

  •
  individual performance and the performance of the company in addressing immediate financial and operational challenges;

  •
  the company's performance relative to the performance of other companies of comparable size, complexity and quality; and

  •
  performance that supports both the short-term and long-term goals of the company.

The Committee believes that the executive total compensation program supports the company's business goals by reinforcing a pay for performance philosophy and constitutes an appropriate method of establishing the total compensation opportunity for senior management.

The three components of the company's executive compensation program are:

  •
  base salary

  •
  annual cash incentives

  •
  long-term incentives that include cash, stock options and restricted stock

The Committee, with assistance from outside compensation consulting firms, intends to periodically review the company's executive compensation programs and compare them to the programs of other selected companies. This review will ensure the company's compensation programs are meeting the stated objectives. In 2004 the Committee retained Mercer HR Consulting, an outside compensation consulting company, to conduct a competitive review of Mr. Breslawsky's and Mr. Skrzypczak's compensation packages. The review covered base salary, annual cash incentives and the value of annual equity grants. The Committee considered the findings of this study prior to approving awards of restricted stock and non-qualified stock options to Mr. Breslawsky and

Mr. Skrzypczak and certain other key executives in January 2005, and prior to approving increases in annual base salaries and determining annual and long term incentive performance goals and payment opportunities for such officers in February 2005.

Total Compensation

Total compensation for executives includes both short-term and long-term elements. The short-term components are base salary and annual cash incentives. The long-term components include stock options, restricted stock and Cash Incentive Units. These are described in greater detail below.

Annual Compensation

Base Salary.    In general, the company aligns base pay for executives with the competitive market median for base pay. The merit pay review considers level of experience, individual performance and contribution compared with annually established financial and non-financial unit and individual objectives, and competitive market pay rates for similar positions. Salary increase guidelines vary from year to year as the competitive environment changes.

Annual Incentive Compensation ("Annual Incentives").    All key executives and other key employees are eligible for Annual Incentives for achieving challenging financial, leadership and operational objectives that are established at the beginning of each year. Annual Incentives are expressed as a percentage of base salary earnings ranging from 0% to a pre-established maximum award, typically 200% of the target award. Less than the target award is paid for performance falling between a threshold performance level and the target. The target award is paid for meeting the pre-established objectives and the maximum award is paid for exceptional performance. An incentive is not paid for performance that falls below threshold expectations. To determine Annual Incentive awards, the Committee performs a detailed review of the company's, business unit's, and the individual executive's performance for the year against objectives established at the beginning of the fiscal year. The Committee is authorized to approve annual incentive compensation that is higher or lower than the pre-established percentage levels if, in the Committee's discretion, it determines that such a departure is appropriate. In 2003, incentive payment guidelines were changed to provide larger award opportunities for above target performance while reducing incentive payments for performance that is below target. This change further reinforced the company's pay for performance philosophy by providing greater incentive opportunity to top performing executives and key employees.

Long-Term Incentives

The company utilizes two principal types of long-term incentives: Cash Incentive Units ("CIUs") and stock awards. Stock awards may be in the form of stock options or restricted stock. The Committee uses these performance-driven components to link executive compensation to longer term internal company performance and to external market performance of the company's stock price.

Cash Incentive Units.    CIUs are granted only to key executives selected for grants by the Committee. Their value is based on the achievement of pre-established financial objectives over a three-year period. Amounts are paid only to the extent that the pre-established performance objectives are achieved.

Stock Options.    Stock options are granted to key executives and other key employees with an exercise price equal to the market price of the stock on the date of grant. The potential future value of stock options is dependent solely upon the future increase in the price of the company's stock. Stock option award levels are based on each executive's position level and performance as well as the competitive level of option grants for comparably situated executives. Options issued prior to September 1, 2004 have up to a ten-year exercise period, and typically become exercisable in installments during the first three years following their grant. As discussed below, options issued after August 31, 2004 have up to a seven-year exercise period. In anticipation of regulations requiring the expensing of stock options beginning in 2005, the company reevaluated its stock option program to ensure that the program is cost effective and continues to link rewards to long term increases in share value. As a result of this analysis, several changes were made to the company's equity program. These changes included basing stock option awards on the calculated value of the option, reducing the value of option awards to all levels of management, restricting option eligibility based on management level and individual performance and shortening the term of stock options to 7 years. It is anticipated that stock option grants will continue to be provided to executives and other key employees, and other forms of equity rewards including grants of restricted stock to key executives, will also be used.

In 2004, stock option and restricted stock grants were not generally provided to key executives, including the named executives, because the 2003 and 2004 grants were advanced into 2002. In 2003 and 2004, option and restricted stock grants were made to employees concurrent with a promotion to a key executive position. Beginning in 2005 these executives are eligible to receive annual option and restricted stock grants.

Restricted Stock.    As discussed above, grants of restricted stock, restricted stock units or other stock based awards may occur from time to time as warranted by changing regulatory and competitive conditions.

The overall compensation packages are designed to set total compensation at levels comparable to total compensation paid to similarly positioned executives in general industry and at peer companies selected and reviewed by the Committee. A key executive's total compensation relative to the range paid by the peer companies depends upon the key executive's experience, level and scope of responsibility within the company and individual performance. The Chief Executive Officer and the officers reporting directly to either the Chief Executive Officer or the President and Chief Operating Officer, including each of the named executives, have employment agreements that were entered into following arm's length negotiations with the respective executive officers.

Compensation of the Chief Executive Officer

The Chief Executive Officer's compensation is based on the same compensation objectives and policies applicable to all key executives, and includes base salary, annual incentives, CIUs and stock option and restricted stock grants. In February 2001, Mr. Breslawsky joined Imagistics from Pitney Bowes, where he was President and Chief Operating Officer, to prepare the former Office Services division for its spin-off from Pitney Bowes. Mr. Breslawsky entered into an agreement with Pitney Bowes to become Chairman and CEO of the new entity, Imagistics. A new employment agreement, incorporating the terms of the agreement with Pitney Bowes, was entered into between Mr. Breslawsky and the company in January 2002. Mr. Breslawsky's total compensation was reviewed by an outside consulting firm and found to be reasonable given his background and experience. Mr. Breslawsky's employment agreement provided for salary of $825,000, an annual bonus with a target amount of 70% of base salary and a maximum of 130% of base salary upon the achievement of certain targets along with a long-term incentive award with a target opportunity of $625,000 to a maximum of $1,250,000 if certain other targets are met. During March 2003, his annual base salary was increased by the Committee to $860,000. In February 2004, the Committee increased the target and maximum amounts of Mr. Breslawsky's annual bonus opportunity to 80% and 150% of base salary, respectively. In February 2005, the Committee reviewed the Company's performance against the previously established performance goals for 2004, including achievement of earnings per share and revenue targets and certain other operational and strategic measures and, in its discretion and based upon the Committee's view of competitive market norms for chief executives of Mr. Breslawsky's background and experience, approved the annual incentive payment to Mr. Breslawsky of $860,000 or 100% of base salary. Mr. Breslawsky was also granted stock options in January 2002 to purchase 426,000 shares of company common stock and was granted 213,000 shares of restricted stock. These grants were made in accordance with the Committee's decision to include grants advanced from 2003 and 2004 into 2002. This provided management with a significant immediate stake in the success of the company. In February 2004, Mr. Breslawsky also received a grant of 625,000 Cash Incentive Units under the Imagistics Key Employee's Incentive Plan with a target value of $625,000 and a maximum value of $1,250,000 if Imagistics meets certain cumulative earnings per share targets for the three-year period ending December 31, 2006.

Upon expiration of the January 2002 employment agreement, in January 2005 we entered into a new three-year employment agreement with Mr. Breslawsky. The new employment agreement with Mr. Breslawsky provided for an annual base salary of $860,000, subject to increase in the discretion of the board. Mr. Breslawsky is also eligible, as determined by the Committee in its discretion, for annual bonus and CIU awards in accordance with the terms of the Imagistics KEIP. Also in January 2005, based on the compensation analysis conducted by Mercer HR Consulting, Mr. Breslawsky was granted 30,000 shares of restricted stock and options to purchase 73,000 shares of the company's common stock. In February 2005, the Committee approved an increase in Mr. Breslawsky's base salary to $886,000, effective in March 2005. Also in February 2005, the Committee set Mr. Breslawsky's 2005 annual incentive target award opportunity at 100% of base salary with a maximum award of 160% of base salary and approved the performance goals for 2005, including the achievement of specified earnings per share and revenue targets and the achievement of certain other operational and strategic targets.

Deductibility of Compensation Under Internal Revenue Code Section 162(m)

Publicly traded corporations generally are not permitted to deduct compensation in excess of $1 million paid to certain top executives unless the compensation qualifies for an exception as "performance-based compensation." Grants of restricted stock to the named executives are not expected to qualify for the performance-based exception. In addition, all or a portion of Mr. Breslawsky's 2004 annual incentive compensation may not qualify for the exception. The company believes that it has otherwise complied and generally intends to comply with the requirements for full deductibility wherever possible. The company will, however, weigh the benefits of compliance with Section 162(m) against the potential burdens of such compliance, and reserves the right to pay compensation that may not be fully deductible if it determines that it is in the company's best interest to do so. In this regard, it is the company's expectation that compensation under applicable incentive programs described herein, other than as described above, will normally be performance-based compensation and thus qualify for deductibility under Section 162(m).

The Executive Compensation and Development Committee of the Board of Directors

T. Kevin Dunnigan, Chair
Thelma R. Albright
James A. Thomas

Report of the Audit Committee

The Audit Committee functions pursuant to a charter that was approved by the Board of Directors on November 30, 2001 and amended by the Board of Directors on January 8, 2002, October 28, 2003 and December 6, 2004. Our Audit Committee charter is maintained on our investor website at www.igiinvestor.com. As set forth in the charter, the role of the Audit Committee is to oversee the company's financial reporting process. The board of directors, in its business judgment, has determined that all members of the Audit Committee are "independent," as required by applicable listing standards of the New York Stock Exchange and rules of the Securities and Exchange Commission.

Management of the company is responsible for the preparation, presentation and integrity of the company's financial statements, the company's accounting and financial reporting principles and establishing and maintaining internal controls over financial reporting including controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing the company's financial statements and expressing an opinion as to their fair presentation, in all material respects, in conformity with generally accepted accounting principles. In addition to the financial statement audit, the independent registered public accounting firm is responsible for auditing the company's internal control over financial reporting and expressing an opinion as to management's assessment of the effectiveness of the Company's internal control over financial reporting and on the effectiveness of internal control over financial reporting. The independent registered public accounting firm is retained by and is directly accountable to the Audit Committee.

In the performance of its oversight function, the Audit Committee has considered and discussed the audited financial statements with management and the independent auditors. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees," as currently in effect. Finally, the Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," as currently in effect, and has considered whether the provision of non-audit services by the independent auditors to the company is compatible with maintaining the auditor's independence and has discussed with the auditors the auditors' independence.

Based upon the review of information received and discussions as described in this report, the Audit Committee recommended to the board that the audited financial statements be included in the company's Annual Report on Form 10-K for the year ended December 31, 2004 filed with the Securities and Exchange Commission.

The Audit Committee of the Board of Directors

Ira D. Hall, Chair
Craig R. Smith
Ronald L. Turner

Audit Committee Pre-Approval Policy

Pursuant to its charter, the Audit Committee is responsible for selecting, approving compensation and overseeing the independence, qualifications and performance of the independent accountants. The Audit Committee has adopted a pre-approval policy pursuant to which certain audit and permissible non-audit services may be provided by the independent accountants. Pre-approval is generally provided for up to one year, is detailed as to the particular service or category of services and may be subject to a specific budget. The Audit Committee may also pre-approve particular services on a case-by-case basis. In assessing requests for services by the independent accountants, the Audit Committee considers whether such services are consistent with the auditor's independence; whether the independent accountants are likely to provide the most effective and efficient service based upon their familiarity with the company; and whether the service could enhance our ability to manage or control risk or improve audit quality.

All of the audit-related, tax and other services provided by PricewaterhouseCoopers LLP in fiscal year 2004 and related fees were approved in advance by the Audit Committee either affirmatively or pursuant to the pre-approval policy.

Proposal 2:
Approval of Appointment of Imagistics' Independent Accountants

The Audit Committee has selected PricewaterhouseCoopers LLP as our independent accountants for 2005, and directed that management submit the selection of independent accountants for ratification by stockholders at the annual meeting. PricewaterhouseCoopers LLP has audited our financial statements since we were spun-off from Pitney Bowes in 2001. A representative of PricewaterhouseCoopers LLP is expected to be present at the annual meeting and will have an opportunity to make a statement if he or she desires and will be available to respond to appropriate questions.

Stockholder ratification of the selection of PricewaterhouseCoopers LLP as our independent accountants is not required by our Bylaws or otherwise. However, the board is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection were ratified, the Audit Committee in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the company and its stockholders.

Audit Fees

Aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered for the audit of our annual consolidated financial statements included in the annual report on Form 10-K, the audit of our internal control over financial reporting, the review of our interim consolidated financial statements included in quarterly reports on Form 10-Q, the statutory audit of our United Kingdom subsidiary and the review and audit of the application of new accounting pronouncements and SEC releases were $592,000 and $541,600 for the years ended December 31, 2004 and 2003, respectively.

Audit-Related Fees

Aggregate fees billed by PricewaterhouseCoopers LLP for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and that are not disclosed under "Audit Fees" above were $90,085 and $167,000 for the years ended December 31, 2004 and 2003, respectively. These audit-related services include assistance with due diligence reviews associated with potential acquisitions and the audit of the company's 401(k) Plan and, in 2003, add-on controls work associated with compliance with section 404 of the Sarbanes-Oxley Act of 2002.

Tax Fees

Aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered to the company for tax compliance, tax advice and tax planning were $60,700 and $4,500 for the years ended December 31, 2004 and 2003, respectively. These tax related services included general tax advice and planning.

All Other Fees

Aggregate fees billed by PricewaterhouseCoopers LLP for all other products and services provided to the company were $50,000 and $56,400 for the years ended December 31, 2004 and 2003, respectively. These fees related to systems consulting services relating to sales and use tax systems.

The board of directors recommends that stockholders vote FOR the appointment of PricewaterhouseCoopers LLP as the company's independent accountants for 2005.

ADDITIONAL INFORMATION

Solicitation of Proxies

In addition to the use of the mails, proxies may be solicited by the directors, officers, and employees of the company without additional compensation in person, or by telephone, facsimile, email or otherwise. Arrangements may also be made with brokerage firms and other custodians, nominees, and fiduciaries for the forwarding of solicitation material to the beneficial owners of Imagistics common stock held of record, and the company will reimburse such brokers, custodians, nominees, and fiduciaries for reasonable out-of-pocket expenses incurred. The cost of solicitation will be borne entirely by Imagistics.

Other Matters

Management knows of no other matters which may be presented for consideration at the meeting. However, if any other matters properly come before the meeting, it is the intention of the individuals named in the enclosed proxy to vote in accordance with their judgment.

By order of the board of directors.

Mark S. Flynn
Secretary

APPENDIX A

Bring this ticket with you if attending the meeting	Tuesday, May 10, 2005
ADMISSION TICKET	9:00 a.m. local time Trumbull Marriott Hotel 180 Hawley Lane Trumbull, Connecticut
Annual Meeting of Stockholders of Imagistics International Inc.

IMAGISTICS INTERNATIONAL INC.

YOUR VOTE IS IMPORTANT!

You can vote in one of three ways:

1.
Log on the Internet and go to the web site http://www.eproxyvote.com/igi
2.
Call toll free 1-877-PRX-VOTE (1-877-779-8683) from the U.S. and Canada on a Touch Tone telephone.
3.
Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

Most shareholders can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail. If you are a registered shareholder and wish to consent to electronic delivery of future annual reports and proxy statements, you many register your authorization at www.econsent.com/igi.

DETACH HERE

PROXY

IMAGISTICS INTERNATIONAL INC.
Proxy Solicited on Behalf of the Board of Directors
Direction to T. Rowe Price Trust Company, Trustee
Annual Meeting of Stockholders—May 10, 2005

Marc C. Breslawsky and Ira D. Hall, or any of them, with power of substitution, are hereby appointed proxies of the undersigned to vote all common stock of Imagistics International Inc. owned by the undersigned at the annual meeting of stockholders to be held in Trumbull, Connecticut on May 10, 2005, including any continuation of the meeting caused by any adjournment, or any postponement of the meeting, upon such business as may properly come before the meeting, including the items as specified on the reverse side.

The undersigned, if a participant in the Imagistics International Inc. 401(k) Plan (the "Imagistics Plan"), directs T. Rowe Price Trust Company, Trustee, to vote all Imagistics common stock allocated to his or her account, as indicated on the reverse side, at the annual meeting of stockholders to be held in Trumbull, Connecticut, on May 10, 2005, including any continuation of the meeting caused by any adjournment, or any postponement of the meeting, upon such business as may properly come before the meeting, including items as specified on the reverse side.

All shares of common stock registered in your name and/or held for your benefit in the plan described above are shown on this card. The shares represented hereby will be voted in accordance with the directions given by the stockholder. If a properly signed proxy is returned without choices marked, and if not otherwise directed, the shares represented by this proxy registered in your name will be voted FOR Items 1 and 2. If a properly signed direction card regarding Imagistics Plan shares is returned without choices marked, and if not otherwise directed, the shares represented by the voting direction card will be voted, with respect to Items 1 and 2, at the direction of the Imagistics employee benefits committee.

In their discretion, the Proxies and/or the Trustee, as the case may be, are authorized to vote upon such other business as may properly come before the meeting, including any continuation of the meeting caused by any adjournment, or any postponement of the meeting. Please mark, date and sign, and return promptly this proxy in the enclosed envelope, which requires no postage if mailed in the U.S.A., or vote via telephone or Internet as described above.

CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE

IMAGISTICS INTERNATIONAL INC.
C/O EQUISERVE TRUST COMPANY, N.A.
P.O. Box 8900
EDISON, NJ 08818-8900

Admission Ticket

Your vote is important. Please vote immediately.

Vote-by-Internet	OR	Vote-by-Telephone
Log on to the Internet and go to		Call toll-free
http://www.eproxyvote.com/igi		1-877-PRX-VOTE (1-877-779-8683)

Your telephone or Internet vote authorizes the named proxies in the same manner as if you marked, signed, dated and returned your proxy card. If you choose to vote your shares via telephone of the Internet, there is no need for you to mail back your proxy card.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

+ 0601

☒	Please mark your votes as in this example.
This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the election of directors and FOR Item 2.
Directors Recommend a Vote FOR Items 1 and 2.
1. Election of Directors. Nominees: 01 Marc C. Breslawsky 02 Craig R. Smith	FOR ALL WITHHELD FROM NOMINEES ALL NOMINEES ☐ ☐	☐ For all nominees except as written above
2. Approval of Appointment of PricewaterhouseCoopers LLP as the Company's Independent Accountants for 2005	FOR AGAINST ABSTAIN ☐ ☐ ☐

SPECIAL ACTION. Mark if you plan to attend the annual meeting. [    ]
Please sign, date and return promptly in enclosed envelope.
This Proxy should be signed exactly as name appears hereon. Executors, administrators, trustees, attorneys, etc. should give full title as such. If the signer is a corporation or partnership, please sign full corporate or partnership name by duly authorized officer.
Signature:	Date:	Signature:	Date:

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CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE
DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL